SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U, AND 74V.

FOR PERIOD ENDING 10/31/2007
FILE NUMBER 811-6463
SERIES NO.: 1


72DD. 1. Total income dividends for which record date passed during the period.
      (000's Omitted)
      Class A                     12,741
      2. Dividends for a second class of open-end company shares (000's Omitted)
      Class R                        100
      Institutional Class          3,275

 73A. Payments per share outstanding during the entire current period:
      (form nnn.nnnn)
      1. Dividends from net investment income
      Class A                     0.1854
      Dividends for a second class of open-end company shares (form nnn.nnnn)
      Class R                     0.1380
      Institutional Class         0.2954

 74U. 1. Number of shares outstanding (000's Omitted)
      Class A                     79,284
      2. Number of shares outstanding of a second class of open-end company shares (000's Omitted)
      Class B                      7,444
      Class C                      8,089
      Class R                      1,336
      Institutional Class         22,452

 74V. 1. Net asset value per share (to nearest cent)
      Class A                      36.57
      2. Net asset value per share of a second class of open-end company shares (to nearest cent)
      Class B                      33.88
      Class C                      33.91
      Class R                      36.18
      Institutional Class          37.14